Exhibit 99.2

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF OREGON ENERGY LLC

The following discussion and analysis should be read in conjunction with the unaudited condensed financial statements for the three and six months ended December 31 2025, and related notes which have been prepared in accordance with US GAAP. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere in this proxy statement. All figures are in US dollars unless otherwise noted. Unless the context otherwise requires, for the purposes of this section, “Oregon Energy”, “we”, “us”, “our”, or the “Company” refer to Oregon Energy LLC.

Company Overview

The Company is a limited liability company (“LLC”) formed on March 19, 2010 under the laws of the state of Oregon. The Company is engaged in uranium exploration, with operations registered in the states of Colorado and Nevada on October 14, 2010, and Utah on April 18, 2011 to facilitate its business activities.

The Company is member-managed, with Aurora Energy Metals Limited (“Aurora”, formerly Aurora Uranium Limited and EVE Investments Limited), a publicly listed company on the Australian Securities Exchange (ASX:1AE), holding 100% of the membership interest. The 100% interest was originally held by Amaroo Resources Limited, a subsidiary of Aurora, and was transferred to Aurora on March 13, 2015 as a result of a corporate reorganization of Aurora. No consideration was transferred and there was no financial impact on the Company as a result of the reorganization. The Company is classified as a corporation for U.S. tax purposes but remains an LLC under Oregon state law.

On November 18, 2024, Aurora and the Company entered into a property option agreement with Eagle Energy Metals Inc. (“Eagle”). Under the agreement, Eagle is granted an exclusive option to acquire 100% of the membership interests in the Company, subject to certain conditions including the payment of cash option fees. Pursuant to the agreement, Eagle paid $300,000 to Aurora as an option payment on December 18, 2024. The exercise of the option is subject to further conditions, including the completion of a listing on a US exchange and the completion of specified technical and financing milestones, such as making a filing in accordance with S-K 1300. The initial option period is six months, with the right to extend for up to two further six-month periods upon additional payments and expenditure commitments.

On May 18, 2025, Eagle exercised its right to the first six-month extension and made an additional payment of $300,000 to Aurora pursuant to the property option agreement. On November 18, 2025, Eagle exercised its right to the second six-month extension and made an additional payment of $400,000 to Aurora. As part of the extensions, Eagle is also obligated to reimburse the Company for expenses of the mining operation of the AUP amounting to up to $500,000. For the six months ended December 31, 2025, Eagle has reimbursed the Company $117,869 resulting in a cumulative reimbursement total of $201,426 as of December 31, 2025. Eagle may be subject to additional obligations upon the exercise of further extensions.

On November 26, 2025, Aurora, Eagle, and the Company executed a first amendment to the property option agreement. The amendment (i) revised the second extension period from six-months (deadline of May 18, 2026) to a 225 day period (deadline of July 2, 2026), and (ii) provides that the Resource Payment provisions under which Aurora may be entitled to additional payment shares as mentioned above are amended such that the determination is made following the next newly prepared SK1300 mineral resource update published by Eagle.

Mineral Rights

In 2010, we acquired mining claims to explore and extract uranium and other valuable minerals in certain uranium properties (Aurora Uranium Project (“AUP”)), located in Malheur County, Oregon, approximately 16 kilometers northwest of McDermitt, Nevada. As of December 31, 2025, the Company holds 263 unpatented lode mining claims and 71 unpatented placer mining claims in the AUP along with 27 unpatented placer mining claims in Humboldt County, Nevada. As of June 30, 2025, the Company held 263 unpatented lode mining claims and 71 unpatented placer mining claims in the AUP along with 31 unpatented placer mining claims in Humboldt County, Nevada. These claims collectively cover an area of approximately 43 square kilometers.

On July 14, 2010, we completed the acquisition of certain mineral rights located in Malheur County, Oregon at a total purchase price of $2,000,000. The transaction was executed through a Quitclaim Deed, with the Company receiving the mining claims without any warranties regarding title, mineral reserves, or environmental conditions. Certain acquired claims remained subject to a 1.5% Net Smelter Royalty (NSR) payable to a third party. In accordance with the agreement, we assumed all reclamation, bonding, environmental, and regulatory obligations related to the properties.

In accordance with Accounting Standards Codification (“ASC”) 930, “Extractive Activities - Mining”, the initial acquisition costs of $2,000,000 were capitalized as mineral rights. As of June 30, 2016, the carrying value was fully impaired.

During the six months ended December 31, 2025, the Company paid annual maintenance fees on mining claims amounting to $75,368 (six months ended December 31, 2024 - $76,227). Such annual maintenance fees are included in exploration and evaluation expenses in the accompanying unaudited condensed statements of operations in the periods that they are incurred.

As of December 31, 2025, future annual maintenance payments of approximately $72,200 will be required to maintain these mineral rights.

In 2025, Eagle engaged BBA USA Inc, to complete a S-K 1300 Technical Report Summary on the AUP (the “S-K 1300 AUP TRS”). BBA USA Inc completed the S-K 1300 AUP TRS which is entitled S-K 1300 Technical Report Summary Mineral Resources Estimate for the Aurora Uranium Project; Report Date: August 8, 2025. The report was filed with the Securities and Exchange Commission on September 30, 2025, as an exhibit to a Form S-4 for which Eagle is a co-registrant of.

Selected Quarterly Financial Information

The following table sets out selected quarterly financial information for our Company, which has been prepared in accordance with US GAAP:

	(Unaudited) 3 months Ended Dec 31,		(Unaudited) 6 months Ended Dec 31,
	2025	2024	2025	2024
Exploration and evaluation expenses	$37,007	$6,572	$86,575	$48,365
General and administration costs	8,211	8,971	16,348	17,640
Other income	(27,775)	-	(117,869)	-
Net income (loss)	(17,443)	(15,543)	14,946	(66,005)

As at	December 31, 2025 (Unaudited)	June 30, 2025
Cash	$1,733	$16,731
Current assets	58,191	39,092
Total assets	443,089	430,549
Total liabilities	1,568	7,115
Member’s capital	441,521	423,434

Results of Operations for the three months ended December 31, 2025 (Unaudited)

The net loss for the three months ended December 31, 2025, was $17,443, an increase of $1,900 compared to the net loss of $15,543 for the three months ended December 31, 2024. The change in net loss was driven by an increase in exploration and evaluation expenses of $30,435, partially offset by the reimbursement of $27,775 from Eagle, which was recognized in other income for the three months ended December 31, 2025, compared to no such reimbursement in the same period of the prior year.

Exploration and evaluation expenses for the three months ended December 31, 2025, were $37,007, an increase of $30,435 compared to the three months ended December 31, 2024, which were $6,572. The change is primarily due to an increase in consulting fees in exploration and evaluation activities compared to the same period in the prior year.

General and administrative expenses for the three months ended December 31, 2025, were $8,211, a decrease of $760 compared to the three months ended December 31, 2024, which were $8,971. The change is primarily due to a decrease in insurance expenses, which was partially offset by an increase in professional fees in general and administrative expenses activities compared to the same period in the prior year.

The Company’s member, who is considered a related party under ASC 850, "Related Party Disclosures," has provided financial support by funding operational expenses and making cash contributions. These contributions were made without any interest, or repayment terms and have been classified as member’s capital.

During the three months ended December 31, 2025, the Company incurred consulting fees of $4,293, recorded as exploration and evaluation expenditures, to Mitchell River Group, a company affiliated with a director of the Company’s member. These fees relate to salary recharges for administrative support services rendered to the Company.

Results of Operations for the six months ended December 31, 2025 (Unaudited)

The net income for the six months ended December 31, 2025, was $14,946, an increase of $80,951 compared to the net loss from the six months ended December 31, 2024, which was $66,005. The change in net loss is driven by the reimbursement of $117,869 made by Eagle recognized in other income for the six months ended December 31, 2025 compared to no such reimbursement in the same period of the prior year.

Exploration and evaluation expenses for the six months ended December 31, 2025, were $86,575, an increase of $38,210 compared to the six months ended December 31, 2024, which were $48,365. The change is primarily due to increases in consulting and occupancy expenses, which was partially offset by a decrease in salaries and wages in exploration and evaluation activities compared to the same period in the prior year.

General and administrative expenses for the six months ended December 31, 2025, were $16,348, a decrease of $1,292 compared to the six months ended December 31, 2024, which were $17,640. The change is primarily due to a decrease in insurance expenses, which was partially offset by an increase in office expenses in general and administrative expenses activities compared to the same period in the prior year.

The Company’s member, who is considered a related party under ASC 850, "Related Party Disclosures," has provided financial support by funding operational expenses and making cash contributions. These contributions were made without any interest, or repayment terms and have been classified as member’s capital.

During the six months ended December 31, 2025, the Company incurred consulting fees of $10,707, recorded as exploration and evaluation expenditures, to Mitchell River Group, a company affiliated with a director of the Company’s member. These fees relate to salary recharges for administrative support services rendered to the Company.

During the six months ended December 31, 2025 and 2024, capital contributions by Aurora, being sole member of the Company, were made amounting to $3,141 and $110,768, respectively. As of December 31, 2025 and December 31, 2024, the total member’s capital contributions amount to $13,876,079 and $13,833,842, respectively.

Liquidity and Capital Resources

We continually monitor and manage cash flow to assess the liquidity necessary to fund operations and capital projects. We manage our capital resources and adjust them to consider changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust our capital resources, we may, where necessary, control the amount of working capital, pursue financing or manage the timing of our capital expenditures. As of December 31, 2025, we had a working capital of $56,623 (current assets of $58,191, less current liabilities of $1,568) and as of June 30, 2025, we had a working capital of $31,977 (current assets of $39,092, less current liabilities of $7,115).

Our continuing operations are dependent upon our ability to obtain debt or equity financing until such time that we achieve profitable operations. There can be no assurance that we will gain adequate market acceptance for our products or be able to generate sufficient gross margins to reach profitability.

Since our inception, we have incurred operating losses and have experienced negative cash flows from operations. We do not anticipate that cash on hand will be adequate to satisfy our obligations in the ordinary course of business over the next 12 months. Based on this assessment, we have material uncertainties about our business that may cast substantial doubt about our ability to continue as a going concern. Accordingly, our ability to continue as a going concern is dependent upon our ability to raise sufficient funds to pay ongoing operating expenditures and to meet our obligations. See further discussion related to our ability to continue as a going concern within Note 2 in the unaudited condensed financial statements for the three and six months ended December 31, 2025 and 2024.

As of December 31, 2025 and June 30, 2025, the Company had $1,733 and $16,731 in cash, respectively. The Company is actively managing current cash flows until such time that it is profitable.

The chart below highlights cash flows for the periods indicated (unaudited):

	For the six months ended December 31,
	2025	2024
Net cash provided by (used in):
Operating activities	$(18,139)	$(172,044)
Financing activities	3,141	110,768
Change in cash	(14,998)	(61,276)

Cash Used in Operating Activities

The net cash used in operating activities is primarily due to cash payments for operating expenses incurred in the day-to-day operations of the business, including exploration and evaluation activities. Net cash used in operating activities for the six months ended December 31, 2025, was $18,139 compared to $172,044 for the six months ended December 31, 2024. The net income for the six months ended December 31, 2025 of $14,946, was increased by $6,559 of non-cash depreciation and partially offset by $39,644 in changes in working capital items. This compares to a loss of $66,005 for the prior period, that was further decreased by $112,596 in changes in working capital items and offset by $6,557 in non-cash depreciation.

Cash Used in Investing Activities

There were no investing activities during the six months ended December 31, 2025, and 2024.

Cash Provided by Financing Activities

Financing activities for the six months ended December 31, 2025 and 2024, amounting to $3,141 and $110,768, respectively, represent cash contributions from Aurora. These contributions were made without any interest or repayment terms and have been classified as member's capital.

Quantitative and Qualitative Disclosures about Market Risk

Our board of directors have overall responsibility for the establishment and oversight of our risk management policies on an annual basis. Management identifies and evaluates our financial risks and is charged with the responsibility of establishing controls and procedures to ensure financial risks are mitigated in accordance with the approved policies.

Our financial instruments consist of cash, restricted cash, and accounts payable and accrued liabilities. The carrying value of the Company’s cash, restricted cash, and accounts payable and accrued liabilities approximate their fair value due to their short terms to maturity.

Our risk exposures and the impact on our financial instruments are summarized below:

Credit Risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Our credit risk is primarily attributable to our liquid financial assets including cash. Our financial asset is cash. Our maximum exposure to credit risk, as of period end, is the carrying value of our financial asset, being $1,733 and $16,731 as of December 31, 2025 and June 30, 2025, respectively. We hold cash with major financial institutions, therefore minimizing our credit risk.

Liquidity Risk

Liquidity risk is the risk that we will not be able to meet financial obligations as they fall due. We manage liquidity by maintaining adequate cash balances and by raising equity and debt financings. We have no assurance that such financings will be available on favorable terms in the future. In general, we attempt to avoid exposure to liquidity risk by obtaining corporate financing through contribution of capital by our sole member.

As of December 31, 2025, we had cash of $1,733 to settle current liabilities of $1,568 which fall due for payment within 12 months of the date of the unaudited condensed balance sheet.

Market Risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect our income or value of holdings or financial instruments. As of December 31, 2025 and June 30, 2025, our exposure to market risk was insignificant as we did not hold material amounts of financial instruments in foreign currencies, nor did we hold any debt that was subject to variable interest rates.

Inflation Risk

We do not believe that inflation had a significant impact on our results of operations for any period presented in our unaudited condensed financial statements. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs, and our inability or failure to do so could harm our business, financial condition and results of operations.

Capital Management

Capital is comprised of our member’s capital and any debt that we may issue. Our objectives when managing capital are to maintain financial strength and to protect our ability to meet ongoing liabilities, to continue as a going concern, to maintain creditworthiness and to maximize returns for our member over the long term. Protecting the ability to pay current and future liabilities includes maintaining capital above minimum regulatory levels, current financial strength rating requirements and internally determined capital guidelines and calculated risk management levels. We manage capital structure to maximize financial flexibility by adjusting in response to changes in economic conditions and the risk characteristics of the underlying assets and business opportunities. We do not presently utilize any quantitative measures to monitor our capital, but rather we rely on our management’s expertise to sustain the future development of the business. Management reviews its capital management approach on an ongoing basis and believes that this approach, given our size, is reasonable.

There were no changes to our approach to capital management during the period. We are not subject to externally imposed capital requirements.

Critical Accounting Policies and Estimates

A summary of our significant accounting policies is described in more detail in Note 3 of the notes to our audited financial statements for the year ended June 30, 2025. Our audited financial statements are prepared in accordance with US GAAP. The preparation of our audited financial statements and related disclosures requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, costs and expenses, and the disclosure of contingent assets and liabilities in our audited financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.

Off-Balance Sheet Arrangements

We have not entered into any material off-balance sheet arrangements such as guarantee contracts, contingent interests in assets transferred to unconsolidated entities, derivative financial obligations, or with respect to any obligations under a variable interest equity arrangement.

Evaluation of Disclosure Controls and Procedures

Based on an evaluation as of December 31, 2025, our management, including the Chief Executive Officer and Chief Financial Officer, has concluded that our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) were not effective. There have been no changes during the six months ended December 31, 2025.

Material Weakness

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual financial statements will not be prevented or detected in a timely manner.

Subsequent Events

Management of the Company has evaluated all events and transactions occurring subsequent to December 31, 2025, through the date the accompanying unaudited condensed financial statements were issued for items that should be adjusted for or disclosed in the accompanying unaudited condensed financial statements and notes to the unaudited condensed financial statements noting no such events or transactions.